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                                                                  EXHIBIT 10.18

                                    AGREEMENT


              AGREEMENT, made effective as of the 20th day of July 1998 (the "Effective Date"), by and between Jaco Electronics, Inc., a New York corporation having offices at 145 Oser Avenue, Hauppauge, New York 11788 ("Jaco"), and Gary Giordano, residing at 29 Village View, Westford, Massachusetts, 01886 (the "Employee").

              WHEREAS, the Employee performs certain services for Jaco;

              WHEREAS, Jaco desires to increase the incentive of the Employee to exert his utmost efforts to perform such services and to improve the business of Jaco.

              NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, including the non-disclosure covenant of the Employee, the parties agree as follows:

              1. SERVICE TO BE PROVIDED. The Employee is currently the Vice President of Jaco. The foregoing sentence notwithstanding, the Employee shall serve at the discretion of the President of Jaco and shall perform all duties, obligations and responsibilities as shall be assigned to him by the President of Jaco, and shall devote his full attention to the performance of the duties, obligations and responsibilities assigned to him. The Employee is an employee at will, and nothing herein shall be deemed to ensure the continued employment of the Employee during the term of this Agreement or otherwise. Nothing contained in this Agreement shall give the Employee the right to be retained in the employ of Jaco or affect the right of Jaco to dismiss the Employee.

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              2. DISCLOSURE OF INFORMATION. All memoranda, notes, records, or other documents made or compiled by the Employee or made available to him during the course of his employment with Jaco concerning the business of Jaco shall be Jaco's property and shall be delivered to Jaco by the Employee on the termination of the Employee's employment. Unless authorized by Jaco, the Employee shall not use for himself or others or divulge to others, any proprietary or confidential information of Jaco obtained by him as a result of his employment. For purposes of this Section 2, the term "proprietary or confidential information" shall mean all information which (i) is known only to the Employee or to the Employee and other employees, former employees, consultants of Jaco, or others in a confidential relationship with Jaco, (ii) relates to specific matters such as trade secrets, customers, potential customers, vendor lists, pricing and credit techniques, research and development activities, books and records, and commission schedules, as they may exist from time to time, which the Employee may have acquired or obtained by virtue of work heretofore or hereafter performed for or on behalf of Jaco or which he may acquire or may have acquired knowledge of during the performance of such work, and (iii) is not readily available to others. In the event of a breach or a threatened breach by the Employee of the provisions of this Section 2, Jaco shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, the aforementioned proprietary or confidential information of Jaco, or from rendering any services to any person, firm, corporation, association, or other entity to whom or to which such proprietary or confidential information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing contained herein shall be construed as prohibiting Jaco from pursuing any other remedies available to Jaco for such breach or threatened breach, including the recovery of damages from the Employee.

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              3. CONSOLIDATION; MERGER CHANGE OF CONTROL.

                 (a) In the event of any consolidation or merger of Jaco into or with another corporation during the period that the Employee is employed by Jaco (the "Employment Period"), or the sale of all or substantially all of the assets of Jaco to another corporation during the Employment Period, or in the event that fifty (50%) percent or more of the voting common stock of Jaco shall be owned by one or more individuals or entities, who are acting in concert or as part of an affiliated group (other than a group one of the members of which includes the Employee) at any time during the Employment Period, (the occurrence of any of the foregoing, a "Change of Control") then Jaco or such successor or surviving corporation, may provide written notice to the Employee accompanied by a certified or cashier's check in an amount equal to two hundred percent (200%) of the average of the Employee's base salary plus cash bonus for the previous three (3) years.

                 (b) Notwithstanding the provisions of Section 3(a) above, any such payments shall be made only in an amount which, when taken together with the present value of all other payments to the Employee that are contingent on a Change in Control of Jaco, computed in accordance with the provisions of Section 280G(d)(4) of the Internal Revenue Code of 1986 (the "Code"), does not equal or exceed three times the Employee's "Base Amount", as computed in accordance with Code Section 280G(b)(3).


              4. NOTICES. Any notices required or permitted to be given under the provisions of this Agreement shall be in writing and delivered personally, sent by recognized overnight courier or mailed by certified or registered mail, return receipt requested, postage prepaid to the persons and at the addresses first set forth above, or to such other person at such other address as any party may request by notice in writing to the other party to this Agreement. Notices which are hand delivered



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or delivered by recognized overnight courier shall be effective on delivery.
Notices which are mailed shall be effective on the third day after mailing.


              5. CONSTRUCTION. This Agreement shall be construed in accordance with, and be governed by, the laws of the State of New York for contracts entered into and to be performed in New York.

              6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on the successors and assigns of Jaco and shall inure to the benefit and be enforceable by and against its successors and assigns. This Agreement is personal in nature and may not be assigned or transferred by the Employee without the prior written consent of Jaco.

              7. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the parties relating to the subject matter hereof, and neither this Agreement nor any provision hereof may be waived, modified, amended, changed, discharged, or terminated, except by an agreement in writing signed by the party against whom enforcement of any waiver, modification, change, amendment, discharge, or termination is sought.

              8. COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, and all of which counterparts shall together constitute a single agreement.

              9. ILLEGALITY. In case any one or more of the provisions of this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, the legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

              10. CAPTIONS. The captions of the sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.



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              IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the 20th day of July, 1998.

                                                       JACO ELECTRONICS, INC.


                                                       By: /s/ Jeffrey D. Gash
                                                          ---------------------
                                                          Jeffrey D. Gash
                                                          Vice President



                                                       EMPLOYEE


                                                          /s/ Gary Giordano
                                                       ------------------------
                                                       Gary Giordano



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